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                                                                    Exhibit 23.4


The Board of Directors
CapRock Communications Corp.
(formerly IWL Holdings Corporation)


We consent to the use of our report related to CapRock Communications Corp. included herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


                                        KPMG PEAT MARWICK LLP


Dallas, Texas
July 16, 1998